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                                                                    Exhibit 10.7

                                 AMENDMENT NO. 1
                                       TO
                           INVESTORS' RIGHTS AGREEMENT

         This Amendment No. 1 to Investors' Rights Agreement ("Amendment"), is entered into as of February 8, 2002 (the "Effective Date") by and among Encore Medical Corporation, a Delaware corporation (the "Company") and the persons identified on the signature page hereto (the "Initiating Holders").

         WHEREAS, the Company, the Initiating Holders and certain other parties entered into that certain Investors' Rights Agreement as of June 12, 2001 (the "Investors' Rights Agreement"); and

         WHEREAS, the Company and the Initiating Holders desire to amend the Investors' Rights Agreement as provided herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby as follows:

         1. Sections 1.1(j) shall be amended and restated in its entirety to read as follows:

         (j) "Registrable Securities" shall mean (i) shares of Common Stock
              ----------------------
         issued or issuable pursuant to the conversion of the Shares, (ii) shares of Common Stock issued or issuable pursuant to those certain Options granted by the Company in favor of Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, the "Galen Parties") dated February 8, 2002 (the
                                  -------------
         "Option Shares"), (iii) the shares of Common Stock issued or issuable
          -------------
         pursuant to the conversion of shares of Series A Preferred Stock issuable upon conversion of one or more senior subordinated notes dated February 8, 2002, initially payable to the order of CapitalSource Finance LLC (the "Note Shares"), (iv) the shares of Common Stock issued
                           -----------
         or issuable pursuant to the Warrant dated February 8, 2002, between the Company and CapitalSource Holdings LLC to the extent, and only to the extent, such Warrant has been transferred to the Galen Parties (the "Warrant Shares"), (v) the shares of Common Stock issued to an
          --------------
         affiliate of the Galen Parties as payment of an advisory fee, and (vi) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clauses (i)-(v) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

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         2.       The first paragraph of Sections 2.3 shall be amended and
restated in its entirety to read as follows:

         2.3 Right of First Refusal. The Company hereby grants to each Holder who owns any Shares or any shares of Common Stock issued upon conversion of the Shares the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of first refusal, is (i) the ratio of the number of Shares of Common Stock issued or issuable upon conversion of the Shares purchased by such Holder pursuant to the Series A Agreement to the total number of shares of Common Stock issued or issuable upon conversion of the Shares issued pursuant to the Series A Agreement (ii) multiplied by the result of one (1) minus the Warrant Percentage. For purposes of this Agreement, the "Warrant Percentage" is
                                                          ------------------
         defined as the ratio of the total number of shares of Common Stock issued or issuable upon conversion of that certain Warrant issued to CapitalSource Holdings LLC as of February 8, 2002 to the extent such Warrant or such shares of Common Stock are then outstanding divided by the total outstanding Common Stock, on an as-converted, fully-diluted basis calculated using the Treasury Stock Method (as defined in FAS 128 of the Financial Accounting Standards Board). Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Investors may purchase the non-purchasing Investor's portion on a pro rata basis within ten (10) days from the date such non-purchasing Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

         3.       A new Section 3.10 shall be added to read as follows:

                  "3.10 Amendment of Certificate of Incorporation; Reservation
                        ------------------------------------------------------
         of Shares. As soon as practicable, but in no event later than July 1,
         ---------
         2002, the Company will use its best efforts to hold a meeting of its stockholders and obtain the approval of its stockholders to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock by at least the number issuable upon exercise of the Option Shares, the Note Shares and the Warrant Shares. As soon as practicable, but in no event later than July 1, 2002, the Company shall at all times thereafter reserve and keep available out of its authorized but unissued shares of Common Stock and Series A Preferred Stock, such number of shares of Common Stock and Preferred Stock issuable upon exercise of the Option Shares, the Note Shares and the Warrant Shares."

         4.       A new Section 3.11 shall be added to read as follows:

                  "3.11 Compliance with Nasdaq Marketplace Rules. As soon as
                        ----------------------------------------
         practicable, but in no event later than July 1, 2002, the Company will use its best efforts to hold a meeting of its stockholders to, among other things, obtain the approval of its stockholders to remove the limitation on the number of Note Shares that may be issued to the Galen Parties, which number shall be no more than nineteen and 99/100 percent (19.99%) of the


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         outstanding shares of Common Stock of the Company pursuant to Nasdaq
         Marketplace Rule 4350 absent obtaining that stockholder approval."

         5. Except as amended hereby, the Investors' Rights Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         6. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         7. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument which may be sufficiently evidenced by one counterpart.

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         IN WITNESS WHEREOF, the foregoing instrument has been duly executed by the undersigned as of the date and year first above written.

                           COMPANY:

                           ENCORE MEDICAL CORPORATION

                           By: /s/ Kenneth W. Davidson
                               -----------------------
                               Kenneth W. Davidson, Chief Executive Officer

                           INITIATING HOLDERS:

                           GALEN PARTNERS III, L.P.
                           By: Claudius, L.L.C., its General Partner


                           By: /s/ Bruce F. Wesson
                               -------------------
                               Name: Bruce F. Wesson
                               Title: Senior Managing Member

                           GALEN PARTNERS INTERNATIONAL III, L.P.
                           By: Claudius, L.L.C., its General Partner


                           By: /s/ Bruce F. Wesson
                               -------------------
                               Name: Bruce F. Wesson
                               Title: Senior Managing Member


                           GALEN EMPLOYEE FUND III, L.P.
                           By: Wesson Enterprises, Inc., its General Partner


                           By: /s/ Bruce F. Wesson
                               -------------------
                               Name: Bruce F. Wesson
                               Title: President

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